UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2024

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2024 we issued a press release announcing third quarter of 2024 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 8, 2024, certain subsidiaries of Koppers Holdings Inc. (Koppers, the Company, we or us) committed to a workforce reduction program across the U.S., which is intended to streamline operations and reduce cost.

This workforce reduction program will result in the reallocation of people and resources, which will include voluntary and involuntary reductions in employees. The first stage of reductions will be carried out through a voluntary exit program that will give eligible employees the option of taking a separation package that will include enhanced severance benefits consisting of cash and health and welfare coverage. The voluntary program will first be offered to approximately 90 employees in the U.S. The voluntary program is expected to reduce the number of involuntary separations.

At this time, we have not fully defined all of the specific cost reduction actions that may be taken. As such, while the charges and associated cash payments are expected to be material in the aggregate, we are unable at this time to make a good faith determination of the cost estimates, or ranges of cost estimates, associated with actions to be implemented. We expect to incur pre-tax restructuring charges including but not limited to employee severance and related benefit costs. We also expect to incur consulting and other professional service fees to help execute these actions as well as for the design and implementation of the future structures and processes.

In accordance with paragraph (d) of Item 2.05, the Company will timely file an amendment(s) to this Current Report on Form 8-K after its determination of such additional cost estimates or ranges of cost estimates. These cost reduction initiatives are expected to be substantially complete by the end of the first quarter of 2025. Future actions by the Company or changes in circumstances from current assumptions may cause actual results to differ.

Safe Harbor Statement

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, cost reduction efforts, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. Actual results, performance or achievements may differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, the risk that timing for completion of these actions may be delayed, or the risk that restructuring expenses may be more or less than anticipated, as well as those discussed more fully elsewhere in this report and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission. Any forward-looking statements in this report speak only as of the date of this report, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2024

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer